UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2008

Hudson Highland Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York 10022

(Address of principal executive offices, including zip code)

(212) 351-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On March 7, 2008, Hudson Highland Group, Inc. (the “Company”) appointed KPMG LLP (“KPMG”) as its independent registered public accounting firm. KPMG will audit the financial statements of the Company for the fiscal year ending December 31, 2008. KPMG replaces the Company’s former independent registered public accounting firm, BDO Seidman, LLP (“BDO”), who was dismissed by the Company following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The Audit Committee of the Company’s Board of Directors approved the appointment of KPMG and the change in independent registered public accounting firm. The decision to dismiss BDO and to select KPMG was the result of a competitive process conducted by the Company in the ordinary course of business that commenced in December 2007.

BDO’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2006 and 2007 did not contain an adverse opinion, a disclaimer of opinion or a qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2006 and 2007 and the subsequent interim period, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make a reference to the subject matter of such disagreements in connection with its reports, except for the following matter. As previously disclosed in a Form 8-K filed November 9, 2007, the Company examined an accounting issue during the preparation and review of its financial statements for the third quarter of 2007 relating to contingent earn out payments the Company made between 2005 and 2007 in connection with its acquisition of JMT Financial Partners, LLC (“JMT”). The Company had accounted for the contingent earn out payments as goodwill. In October 2007, the Company became aware of an agreement solely among the former shareholders of JMT and disagreed with BDO as to the impact of the existence of such agreement on the accounting by the Company for the earn out payments. The Company also disagreed with BDO as to the impact of reallocations of the earn out payments among the former shareholders of JMT that occurred prior to the Company being aware of such agreement. BDO’s accounting position would have resulted in the Company recording $19 million of compensation expense and the Company’s accounting position would have resulted in the Company recording no compensation expense. The Company and BDO together sought the input of the Office of the Chief Accountant at the Securities and Exchange Commission on this judgmental accounting matter. After receipt of such input, the Company, in consultation with its advisors, including BDO, determined to record $3.6 million of the earn out payments as non-cash compensation expense in the second quarter of 2007, which resolved such matter to BDO’s satisfaction. The Audit Committee of the Board of Directors of the Company discussed the subject matter of this disagreement with BDO. The Company has authorized BDO to respond fully to any inquiries from KPMG on this matter. During the fiscal years ended December 31, 2006 and 2007 and the subsequent interim period, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K) with respect to the Company and BDO, except for the previously disclosed material weakness in internal control over financial reporting for the Company’s accounting for acquisitions at December 31, 2006, which had been remediated by December 31, 2007 and described in a Form 8-K filed February 4, 2008.

The Company provided BDO with a copy of the foregoing statements. Attached as Exhibit 16.1 is a copy of BDO’s letter, dated March 11, 2008, stating its agreement with such statements.

During the fiscal years ended December 31, 2006 and 2007 and the subsequent interim period, the Company has not consulted KPMG regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is filed herewith:

16.1	Letter from BDO Seidman, LLP, dated March 11, 2008, to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date: March 13, 2008	By:	/s/ Mary Jane Raymond
Mary Jane Raymond
Executive Vice President and Chief Financial Officer

HUDSON HIGHLAND GROUP, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
16.1	Letter from BDO Seidman, LLP, dated March 11, 2008, to the Securities and Exchange Commission.

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